SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

February 26, 2001
Date of Report (Date of Earliest Event Reported)

WESTPOINT STEVENS INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-21496	36-3498354
(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

507 WEST TENTH STREET, WEST POINT, GEORGIA 31833
(Address of Principal Executive Offices) (Zip Code)

(706) 645-4000
(Registrants’ Telephone Number, Including Area Code)

Item 5.	Other Events

On February 26, 2001, WestPoint Stevens Inc. issued a press release announcing that its Annual Meeting of Stockholders has been scheduled for May 9, 2001, at 9:00 a.m. EDT at the Four Seasons Hotel, in Atlanta. The record date for establishing stockholders who will be eligible to vote at the Annual Meeting is March 23, 2001.

The Company had previously disclosed in its Proxy Statement for its 2000 Annual Meeting of Stockholders that any stockholder of the Company wishing to include proposals in the Company's proxy materials for the Annual Meeting of Stockholders for year 2001 was required to deliver such proposal to the Secretary of the Company by February 12, 2001, to be timely filed. Since the Company has advanced the date of the Annual Meeting of Stockholders to May 9, 2001, and is currently preparing its proxy materials, any stockholder proposal that has not already been delivered to the Secretary of the Company cannot reasonably be included in the Company's proxy materials. To be considered at the Annual Meeting any stockholder proposal not intended for inclusion in the Company's proxy materials must be delivered to the Secretary of the Company at 507 West 10th Street, West Point, Georgia 31833 by the close of business on March 8, 2001.

Item 7.	Financial Statements and Exhibits

(c) The exhibits shall be furnished in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit No.	Exhibit

99.1	Press Release dated February 26, 2001

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTPOINT STEVENS INC. (Registrant)
	By:	/s/ Christopher N. Zodrow

Christopher N. Zodrow Vice President and Secretary
Date: February 26, 2001